Exhibit 10.2

December 4, 2009

Citibank, N.A., as Administrative Agent

390 Greenwich St.

New York, New York  10013

Attn.:  Maureen Maroney

Re:                               Termination of Credit Agreement (as defined below)

Reference is hereby made to the Five-Year Credit Agreement, dated as of February 3, 2005, as amended (the “Credit Agreement”), among Aon Corporation, a Delaware corporation (the “Company”), the lenders party thereto, Citibank, N.A., a national banking association, as Administrative Agent, and JPMorgan Chase Bank, N.A. and PNC Bank, N.A., as LC Issuers.  Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to such terms in the Credit Agreement.

Pursuant to Section 2.5 of the Credit Agreement, the Company hereby notifies the Administrative Agent of the reduction of the Aggregate Commitment to zero, and the occurrence of the Facility Termination Date, in each case as of Friday, December 4, 2009 (the “Termination Date”).  We understand that the Required Lenders have consented to the delivery of this letter less than three Business Days prior to the Termination Date.

AON CORPORATION

By:	/s/ Paul Hagy
	Name:	Paul Hagy
	Title:	Vice President and Treasurer